Exhibit 99.12

250 PARKCENTER BOULEVARD P.O. BOX 20 BOISE, ID 83726

SUBMIT YOUR PROXY BY INTERNET -

www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT YOUR PROXY BY MAIL -

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Albertson’s, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DO NOT RETURN THE PROXY CARD BELOW IF YOU VOTE BY TELEPHONE OR INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THESE INSTRUCTIONS ARE VALID ONLY WHEN SIGNED AND DATED.

ALBERTSONS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

	For	Against	Abstain
1. TO ADOPT THE MERGER AGREEMENT	☐	☐	☐

2. TO ADOPT THE CHARTER AMENDMENT	☐	☐	☐

3. TO ADJOURN THE ALBERTSONS SPECIAL MEETING INCLUDING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES	☐	☐	☐

This proxy should be signed exactly as name appears hereon. The full name or capacity of any person signing for a corporation, partnership, trust or estate should be indicated. If shares are held in multiple names, at least one must sign.

Please indicate if you are providing information on the reverse side.			☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

SPECIAL MEETING OF SHAREHOLDERS

[            ], 2006

[        ] A.M. EASTERN TIME

[            ]

[            ]

[            ]

* FOLD AND DETACH HERE *

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALBERTSON’S, INC.

The undersigned hereby appoints Lawrence R. Johnston, Felicia D. Thornton and John R. Sims, and each of them, as proxies for the undersigned, each with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Albertson’s, Inc. (the “Company”) that the undersigned is entitled to vote in the manner indicated on the reverse side hereof, and with discretionary authority as to any other matters that may properly come before the Company’s Special Meeting of Shareholders to be held on [    ], 2006, and at any and all adjournments or postponements thereof (the “Special Meeting). If a choice is noted on the reverse side hereof, the proxies will follow your instructions. If no indication is made, at the Special Meeting, the proxies will vote (1) FOR the adoption of the Merger Agreement, as it may be amended from time to time; (2) FOR the adoption of the Charter Amendment; and (3) FOR any proposal to adjourn the Special Meeting, including, if necessary, to permit further solicitation of proxies.

The undersigned, if a participant in the Albertsons Savings & Retirement Estates (ASRE) (the “Plan”), hereby also directs the Trustees of the Plan to vote, in accordance with the instructions given on the reverse side hereof, the shares of Albertsons Common Stock allocated to the account of the undersigned at the Special Meeting. If no indication is made, at the Special Meeting, the proxies will vote (1) FOR the adoption of the Merger Agreement, as it may be amended from time to time; (2) FOR the adoption of the Charter Amendment; and (3) FOR any proposal to adjourn the Special Meeting, including, if necessary to permit further solicitation of proxies.

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ATTENDANCE AT THE SPECIAL MEETING WILL BE LIMITED TO PERSONS PRESENTING AN ADMISSION CARD AND PICTURE IDENTIFICATION. IF YOU PLAN TO ATTEND THE MEETING, YOU MUST COMPLETE AND RETURN THE ADVANCE REGISTRATION REQUEST SET FORTH BELOW

AND FOLLOW THE INSTRUCTIONS INCLUDED IN THE JOINT PROXY STATEMENT/PROSPECTUS. YOUR ADMISSION CARD WILL BE SENT TO YOU.

NAME AND COMPLETE MAILING ADDRESS:

NAME(S) OF ANY FAMILY MEMBER(S) WHO WILL ACCOMPANY YOU:

NAME, ADDRESS AND PHONE NUMBER OF ANY REPRESENTATIVE WHO WILL BE ATTENDING ON YOUR BEHALF:

(PLEASE DATE AND SIGN ON REVERSE SIDE)